Exhibit 99.1

Daybreak Completes its Acquisition of Reabold California LLC

SPOKANE VALLEY, Washington, May 26, 2022--Daybreak Oil and Gas, Inc. (OTC PINK: DBRM) (“Daybreak” or the “Company”), a Washington corporation, is pleased to announce that it has completed its acquisition of Reabold California LLC. Reabold California is now a wholly-owned subsidiary of Daybreak.

James F. Westmoreland, President and Chief Executive Officer commented, “We are pleased to add Reabold California LLC into our portfolio of oil and gas properties. Daybreak now owns approximately 1.1 million barrels of proved oil reserves from 35 wells worth approximately $23 million dollars with significant development potential. We are now producing approximately 75 barrels of oil per day and we expect to increase that significantly over the summer through development drilling and selective workovers on our existing acreage.”

Daybreak Oil and Gas, Inc. is an independent crude oil and natural gas company currently engaged in the exploration, development and production of onshore crude oil and natural gas in the United States. The Company currently operates in California’s Kern, Contra Costa, and Monterrey counties. The Company also owns a 3-D seismic survey in an oil producing area in Montcalm County, Michigan. Daybreak seeks shallow oil opportunities in and around its operating areas in California, as well as other known oil producing regions in the United States. The Company is headquartered in Spokane Valley, Washington with an operations office in Friendswood, Texas.

More information about Daybreak Oil and Gas, Inc. can be found at www.daybreakoilandgas.com.

Contact:

Ed Capko Telephone: 815-942-2581

Investor Relations Email: edc@daybreakoilandgas.com

Certain statements contained in this press release constitute “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “should,” “up to,” “approximately,” “likely,” or “anticipates” or the negative thereof. These forward-looking statements are based on our current expectations, assumptions, estimates and projections for the future of our business and our industry and are not statements of historical fact. Such forward-looking statements include, but are not limited to, statements about our expectations regarding our financing, our future operating results, our future capital expenditures, our expansion and growth of operations and our future investments in and acquisitions of crude oil and natural gas properties. We have based these forward-looking statements on assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, and expected future developments. However, you should be aware that these forward-looking statements are only our predictions and we cannot guarantee any such outcomes. Future events and actual results may differ materially from the results set forth in or implied in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: general economic and business conditions; exposure to market risks in our financial instruments; fluctuations in worldwide prices and demand for crude oil and natural gas; fluctuations in the levels of our crude oil and natural gas exploration and development activities; our ability to find, acquire and develop crude oil and natural gas properties, including the ability to develop our San Joaquin and Sacramento Basin properties in California; risks associated with crude oil and natural gas exploration and development activities; competition for raw materials and customers in the crude oil and natural gas industry; technological changes and developments in the crude oil and natural gas industry; legislative and regulatory uncertainties, including proposed changes to federal tax law and climate change legislation, and potential environmental liabilities; our ability to continue as a going concern; and our ability to secure additional capital to fund operations.  Additional factors that may affect future results are contained in our filings with the Securities and Exchange Commission (“SEC”) and are available at the SEC’s web site http://www.sec.gov.  Daybreak Oil and Gas, Inc. disclaims any obligation to update and revise statements contained in this press release based on new information or otherwise.